Exhibit 10.1

MANAGEMENT CONSULTING AGREEMENT BETWEEN: Executive Management Solutions Limited, a limited liability company incorporated under the laws of British Columbia and having its head office in North Vancouver, BC, Canada (“EMSL") AND: Tidal Royalty Corp., a company incorporated under the laws of British Columbia as Treminco Resources Ltd. on March 12, 1980. The name was changed to Elkhorn Gold Mining Corporation on February 8, 1999 and to Tulloch Resources Ltd. on October 12, 2011 and to Tidal Royalty Corp. on July 18, 2017. ("Company") AND: THEO VAN DER LINDE, of North Vancouver, British Columbia, Canada (“TVL”) WHEREAS: A. The Company anticipates making investments involving conventional equity, debt and other forms of investments in private and public companies and anticipates seeking investment opportunities in the US; B. The Company wishes to engage EMSL to provide the services of TVL as CFO of the Company. C. The Company and EMSL desire that the terms of the engagement be formally embodied in this Agreement; THEREFORE in consideration of the recitals, the following covenants and the payment of one dollar made by each of the parties to each of the others, the receipt and sufficiency of which are acknowledged by each party, the parties agree on the following terms:

- 2 - 1. ENGAGEMENT AND DURATION 1.1 Engagement The Company hereby engages EMSL to provide the services of TVL as CFO of the Company and EMSL accepts such engagement on the terms and conditions set forth in this Agreement. 1.2 Term This Agreement shall commence on July 20, 2017 and shall continue indefinitely unless and until terminated by either party in accordance with this Agreement. 2. DUTIES 2.1 Performance of Duties EMSL shall cause TVL to provide officer services to the Company as its CFO and such other services and duties as may reasonably be assigned to the TVL from time to time by the chief executive officer of the Company ("CEO"). EMSL shall cause TVL, in exercising the powers and performing the functions of CFO: (a) to act honestly and in good faith and in the best interests of the Company; (b) to exercise the care, diligence and skill of a reasonably prudent person; (c) to devote the time necessary to discharge the responsibilities assigned to the CFO and to perform faithfully and efficiently such responsibilities; (d) to protect the interests of the Company and its business to the best of his ability and judgment and in a manner consistent with standards prevailing in similar businesses in Canada and the United States; and (e) to comply promptly and faithfully with the reasonable and lawful instructions, directions, requests, rules, policies and regulations of the CEO and the Company. (f) TVL may provide management services to other persons or companies (private or public) provided that such outside activities do not interfere with the performance of TVL's services pursuant to this Agreement. Notwithstanding the above, TVL agrees to spend as much time reasonably expected to fulfill his duties in line with expansion of the activities of the Company.

- 3 - 2.2 Principal Place of Work EMSL shall cause TVL to perform the principal duties of CFO from Vancouver, British Columbia or at such other location as shall be approved by the CEO. EMSL acknowledges that such duties and responsibilities may involve a reasonable amount of traveling. 2.3 Reporting In the provision of the services of CFO to the Company, EMSL agrees that TVL shall report to the CEO and the Board. TVL shall provide individual subject, daily, weekly and/or monthly confidential reports to the CEO, as requested in writing. 2.4 Personal Nature The obligations and rights of EMSL are based upon the provision of the services of TVL and his singular skills, qualifications and experience and EMSL shall not assign any person other than TVL to exercise the powers and perform the functions of CFO of the Company. 2.5 Right to Use Name and Likeness During the term of this Agreement, EMSL hereby grants to the Company the right to use TVL's name, likeness and/or biography in connection with the services provided by EMSL under this Agreement and in connection with the advertising or exploitation of any project with respect to which EMSL provides services for the Company. 3. FEES, COMPENSATION AND BENEFITS 3.1 Fees The Company shall pay to EMSL for the services provided under this Agreement an annual fee of CAD$72,000. Such fees shall be invoiced to the Company by EMSL monthly and the Company shall pay such invoices, plus applicable sales taxes, on receipt. EMSL shall be responsible for remitting all taxes (including income taxes) arising pursuant to this Agreement. It is the intent of the parties that the fee payable to EMSL not be subject to increased tax due to taxation applied by multiple jurisdictions. The parties agree that if such is the case and relief is not available through applicable tax treaties, the fee will be adjusted to negate the impact of such double taxation. 3.2 Reimbursement of Expenses The Company shall reimburse EMSL for all reasonable expenses incurred by TVL in the provision of the services under this Agreement. Such expenses shall be invoiced by EMSL to the Company monthly with reasonable supporting documents and the Company shall pay such invoices on receipt. TVL shall obtain prior approval for individual expenses over CAD$5,000.

- 4 - 3.3 Time Required The Company and EMSL agree that TVL shall devote such time as TVL and the CEO determine jointly is required for TVL to provide the services contemplated under this Agreement. 3.4 Other Compensation (To be determined at later date) In addition to the fees set out in section 3.1, EMSL shall or, with EMSL’s consent, TVL shall be entitled to the following compensation: (a) options to acquire common shares of the Company to be exercisable in accordance with a vesting formula based on performance goals to be agreed upon by TVL and the CEO on or before May 1, 2016; and Other monetary incentive programs that may be established by the Company from time to time, at the discretion of the board of directors upon recommendation of the compensation committee of the board of directors. The amount of the remuneration to be paid pursuant to section 3.1 shall be reviewed annually by the Company in consultation with TVL and may be changed by mutual agreement between the parties based upon the recommendations of the compensation committee of the Board of Directors, on reviewing changes in the cost of the services performed hereunder and the performance of the parties. The Company may provide benefit coverage, or the cost of such coverage, to TVL in accordance with the policies and procedures of the Company in effect from time to time (b) (c) (d) 3.5 Equipment The Company shall provide EMSL with such equipment and/or supplies as is necessary for performance by TVL of the duties of CFO , for use in carrying out Company business. 3.6 Benefits The Company shall supply Directors and Officers Insurance, renewed each year. Also see 3.4 (d) above. 4. CONFIDENTIALITY AND NON-DISCLOSURE 4.1 "Confidential Information" The term "Confidential Information" means any and all information concerning any aspect of the Company not publicly disclosed, which EMSL or TVL may receive or develop as a result of the engagement of EMSL under this Agreement, and including all technical data, concepts, reports, programs, processes, technical information, trade secrets, systems, business strategies, financial information and other information unique to the Company. All Confidential Information, including notes, diagrams, maps, reports, notebook pages, memoranda, sample materials and any excerpts thereof that include Confidential Information are the property of the Company or parties for whom the Company acts as agent or who are customers of the Company, as the case may be, and are strictly confidential to the Company and/or such parties. EMSL shall not make, shall use its best efforts to prevent and shall ensure that TVL does not make and uses his best efforts to prevent any unauthorized disclosure or use of such Confidential Information.

- 5 - 4.2 Equitable Remedies EMSL acknowledges that any unauthorized disclosure or use of such Confidential Information may result in material damages to the Company and that the Company shall be entitled to seek injunctive relief or any other legal or equitable remedy to prohibit, prevent or enjoin unauthorized disclosure or use of Confidential Information by EMSL or TVL. EMSL acknowledges and agrees that any unauthorized disclosure or use of Confidential Information will cause irreparable harm to the Company that could not be adequately compensated by damages. 4.3 Use of Confidential Information Except as authorized by the Company, EMSL will not and will ensure that TVL will not: (a) duplicate, transfer or disclose nor allow any other person to duplicate, transfer or disclose any of the Company's Confidential Information; or (b) use the Company's Confidential Information without the prior written consent of the Company. 4.4 Protection of Confidential Information EMSL will safeguard and will cause TVL to safeguard all Confidential Information at all times so that it is not exposed to or used by unauthorized persons, and will exercise at least the same degree of care used to protect EMSL’s own Confidential Information. 4.5 Exception The restrictive obligations set forth above shall not apply to the disclosure or use of any information which: (a) is or later becomes publicly known under circumstances involving no breach of this Agreement; (b) is already known to EMSL or to TVL at the time of receipt of the Confidential Information; (c) is lawfully made available to EMSL or to TVL by a third party; (d) is disclosed by EMSL or TVL pursuant to a requirement of a governmental department or agency or disclosure is otherwise required by operation of law, provided that EMSL gives notice and causes TVL to give notice in writing to the Company of the required disclosure immediately upon becoming advised of such required disclosure and provided also that EMSL delays and causes TVL to delay such disclosure so long as it is reasonably possible in order to permit the Company to appeal or otherwise oppose such required disclosure and provides the Company with such assistance as the Company may reasonably require in connection with such appeal or other opposition; (e) is disclosed to a third party under an approved confidentiality agreement; or

- 6 - (f) is disclosed in the course of EMSL’s provision of the services under this Agreement. 4.6 New Discoveries EMSL will disclose and will cause TVL to disclose to the Company forthwith any inventions, discoveries or improvements in systems, methods and processes made by EMSL or TVL, as the case may be, during the provision of the services under this Agreement and any mineral discoveries and opportunities to acquire mineral assets or interests therein which come to EMSL or to TVL and they shall belong to and be the absolute property of the Company. 4.7 Corporate Disclosure Policy and Code of Ethics EMSL confirms that it has received a copy of the Company's current corporate disclosure policy and Code of Business Conduct and Ethics, which it has reviewed and understood, and EMSL shall comply with and shall cause TVL to comply with these policies as the same may be amended from time to time by the Board of Directors of the Company. 4.8 Survival The provisions of this Article 4 shall survive the termination of this Agreement. 5. TERMINATION 5.1 Change of Control and Good Reason For the purposes of this Agreement: (a) a "change of control" ("Change of Control") shall be deemed to have occurred when: (i) at least 50% in fair-market value of all the assets of the Company are sold to an arm's length third party; or (ii) there is a direct or indirect acquisition by a person or group of persons acting jointly or in concert of voting shares of the Company that when taken together with any voting shares owned directly or indirectly by such person or group of persons at the time of the acquisition, constitutes 25% or more of the outstanding voting shares of the Company; (iii) a majority of the ten-incumbent Board of Directors’ nominees for election to the Board of Directors of the Company are not elected at any annual or special meeting of shareholders of the Company.

- 7 - (b) "Good Reason" shall include, without limitation, the occurrence of any of the following without TVL’s written consent (except in connection with the termination of the employment of the Employee for just cause or disability pursuant to section 5.3): (i) a change (other than those that are clearly consistent with a promotion) in TVL's position or duties, responsibilities (including, without limitation, to whom TVL reports and who reports to TVL), title or office in effect immediately prior to the Change of Control, which includes any removal of TVL from or any failure to re-elect or re-appoint TVL to any such positions or offices; or (ii) a reduction by the Company or any of its subsidiaries of TVL's salary, benefits or any other form of remuneration or any change in the basis upon which TVL's salary, benefits or any other form of remuneration payable by the Company or its subsidiaries is determined or any failure by the Company to increase TVL's salary, benefits or any other forms of remuneration payable by the Company or its subsidiaries in a manner consistent (both as to frequency and percentage increase) with practices in effect immediately prior to the Change of Control or with practices implemented subsequent to the Change of Control with respect to the senior Employee of the Company and its subsidiaries, whichever is more favourable to TVL; or (iii) any failure by the Company or its subsidiaries to continue in effect any benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership or purchase plan, pension plan or retirement plan in which TVL is participating or entitled to participate immediately prior to the Change of Control, or the Company or its subsidiaries taking any action or failing to take any action that would adversely affect TVL's participation in or reduce his rights or benefits under or pursuant to any such plan, or the Company or its subsidiaries failing to increase or improve such rights or benefits on a basis consistent with practices in effect immediately prior to the Change of Control or with practices implemented subsequent to the Change of Control with respect to the senior Employees of the Company and its subsidiaries, whichever is more favourable to TVL; or (iv) the Company or its subsidiaries relocating TVL to any place other than the location at which he reported for work on a regular basis immediately prior to the Change of Control or a place within 100 kilometers of that location; or (v) any breach by the Company of any provision of this Agreement; or (vi) the good faith determination by TVL that, as a result of the Change of Control or any action or event thereafter, TVL's status or responsibility in the Company or its subsidiaries have been diminished or TVL is being effectively prevented from carrying out his duties and responsibilities as they existed immediately prior to the Change of Control; or (vii) the failure by the Company to obtain, in a form satisfactory to TVL, an effective assumption of its obligations hereunder by any successor to the Company, including a successor to a material portion of its business. 5.2 TVL’s Right to Terminate (a) TVL may terminate this Agreement on three months’ notice to the Company;

- 8 - (b) at any time for Good Reason and at any time after 90 days following the date on which there is a Change of Control and within 180 days of the date on which there is a Change of Control by providing one month’s notice in writing to the Company which notice may be provided by TVL at any time between the 91st and the 180th day following the date on which there is a Change of Control. The Company may waive the notice requirements set out in paragraphs (a) and (b) above in whole or in part and if it does so, EMSL’s entitlement to remuneration and benefits as set out in sections 5.4 and 5.5 as applicable will apply as of the date the Company waives such notice. 5.3 Company's Right to Terminate The Company may terminate this Agreement: (a) at any time without notice in any of the following events: (i) theft, dishonesty or fraud by TVL with respect to the business of the Company; or (ii) the conviction of TVL for a criminal offence that gives rise or is likely to give rise to the Company's stock becoming ineligible for listing on any stock exchange or market or the Company's stock being subject to a cease-trade order by a Canadian or US securities regulatory authority; or (iii) any and all other omissions, commissions or other conduct by TVL which would constitute just cause at law for the Company to terminate TVL if TVL were an employee of the Company; (b) on three months’ notice and pay to EMSL, and vesting of all common stock, options and cash bonus as provided for in 3.4. 5.4 Compensation Due to EMSL on Termination Upon termination of this Agreement, the Company shall pay to EMSL, within 30 days of the termination, the fees and other remuneration, if any, to which EMSL is entitled to as of the date of termination. Other remuneration in the event of termination under 5.1, and 5.3 (b) above shall include the equivalent of 2 times EMSL’s prorated annual fee as well as vesting of all common stock and options provided for in 3.4. EMSL shall submit its final invoice for expenses together with supporting documentation within 15 days of termination and the parties shall, in good faith, complete a reconciliation to reflect the expense advance made by the Company to EMSL pursuant to section 3.2. In the event, an amount is owing by EMSL to the Company after completion of this reconciliation, this remaining balance owing may be deducted by the Company from any other amounts owing by the Company to EMSL failing which EMSL shall pay such remaining balance to the Company.

- 9 - 5.5 Resignations Upon termination of this Agreement for whatever reason EMSL shall cause TVL to forthwith execute and deliver to the Company his written resignation from any and all offices of the Company and its affiliates, with corresponding claim for compensation. 5.6 Payments in Full Settlement EMSL acknowledges and agrees that the payments pursuant to this Article 5 shall be in full satisfaction of all claims, losses, costs, damages or expenses in connection with the termination of this Agreement. Except as provided in this Article, EMSL shall not be entitled to any further termination payments, damages or compensation whatsoever in connection with this Agreement. As a condition precedent to any payment pursuant to this Article, EMSL agrees to deliver to the Company, prior to any such payment, a full and final release by EMSL and TVL from all actions and claims in connection with this Agreement or any losses, costs, damages or expenses resulting therefrom in favour of the Company, its affiliates, subsidiaries, directors, officers, employees and agents in a form satisfactory to the Company and the Employee. 5.7 Delivery of Records Upon the termination of this Agreement, EMSL will deliver and will cause TVL to deliver to the Company all books, records, lists, brochures and other property belonging to the Company or developed in connection with the business of the Company, and will execute and cause TVL to execute such transfer documentation as is necessary to transfer such property or intellectual property to the Company. 6. NOTICES 6.1 Delivery of Notice Any notice relating to this Agreement or required or permitted to be given in accordance with this Agreement shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid as follows: (a) if to the Company: Tidal Royalty Corp. 2900 – 595 Burrard Street, P.O. Box 49130, Vancouver, British Columbia V7X 1J5

- 10 - (b) if to EMSL : Executive Management Solutions Limited 973 Essex Road North Vancouver, BC V7R 1 W1 Attention: CFO theo@pashleth.com +1 778 834 6272 (c) if to TVL: Theo van der Linde 973 Essex Road North Vancouver, BC V7R 1 W1 6.2 Time of Delivery Any notice shall be deemed to have been received if delivered, when delivered, and if mailed, on the fifth day (excluding Saturdays, Sundays and holidays) after the mailing thereof. If normal mail service is interrupted by strike, slowdown, force majeure or other cause, a notice sent by registered mail will not be deemed to be received until actually received and the party sending the notice shall utilize any other services which have not been so interrupted or shall deliver such notice in order to ensure prompt receipt thereof. 6.3 Change of Address Each party to this Agreement may change its address for the purpose of this Part 6 by giving written notice of such change in the manner provided for in paragraph 6.1. 7. GUARANTEE 7.1 Guarantee by TVL Each of the covenants herein made in favour of or for the benefit of the Company by EMSL is hereby guaranteed by TVL and he joins in the execution of this Agreement solely for the purpose of guaranteeing the obligations of EMSL hereunder.

- 11 - 8. GENERAL 8.1 Applicable Law This Agreement shall be governed by and construed in accordance with the laws of the province of Nova Scotia and the federal laws of Canada applicable therein, which shall be deemed to be the proper law hereof. The parties hereto hereby submit to the jurisdiction of the courts of Nova Scotia. All obligations of the parties under this Agreement are subject to receipt of all necessary approvals of the applicable securities regulatory authorities. 8.2 Severability If any provision of this Agreement for any reason be declared invalid, such declaration shall not affect the validity of any remaining portion of the Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid. 8.3 Entire Agreement This Agreement constitutes the entire agreement between the parties hereto and there are no representations or warranties, express or implied, statutory or otherwise other than set forth in this Agreement and there are no agreements collateral hereto other than as are expressly set forth or referred to herein. This Agreement cannot be amended or supplemented except by a written agreement executed by all parties hereto. The parties acknowledge that this Agreement has been negotiated in good faith. In the event any misunderstanding, dispute or difference arises among them in respect of any matter connected with this Agreement or in the event circumstances change affecting the terms of this Agreement, the parties agree to negotiate in good faith to resolve such matter and any such resolutions shall be reflected by written agreement executed by all parties hereto. 8.4 Non-Assignability This Agreement shall not be assigned by any party to this Agreement without the prior written consent of the other parties to this Agreement. Notwithstanding the foregoing, it is understood that the fees and benefits under this Agreement may be shared by the Company and its subsidiaries from time to time, as they may agree. Notwithstanding any such sharing, each of the covenants herein made in favour of or for the benefit of EMSL shall be guaranteed by the Company and any such sharing shall not relieve or reduce the liability and obligations of the Company hereunder. 8.5 Burden and Benefit This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

- 12 - 8.6 Time Time is of the essence of this Agreement. 8.7 Counterparts This Agreement may be executed in counterparts and by facsimile or electronic signature and such counterparts together shall constitute one and the same instrument. 8.8 Waiver No consent or waiver, express or implied, by any party to this Agreement of any breach or default by any other party in the performance of its obligations under this Agreement or of any of the terms, covenants or conditions of this Agreement shall be deemed or construed to be a consent or waiver of any subsequent or continuing breach or default in such party's performance or in the terms, covenants and conditions of this Agreement. The failure of any party to this Agreement to assert any claim in a timely fashion for any of its rights or remedies under this Agreement shall not be construed as a waiver of any such claim and shall not serve to modify, alter or restrict any such party's right to assert such claim at any time thereafter. 8.9 Indemnity EMSL shall indemnify and hold harmless the Company, its officers, directors and employees from any and all claims, demands, suits, actions, proceedings, loss, cost, and damages, including any reasonable attorneys’ fees and/or litigation expenses, caused by any wilful misconduct or negligence of EMSL, its agents, representatives, or subcontractors, in connection with the performance of this Agreement. The Company shall indemnify and hold harmless EMSL, its officers, directors and employees from any and all claims, demands, suits, actions, proceedings, loss, cost, and damages, including any reasonable attorneys’ fees and/or litigation expenses, caused by any wilful misconduct or negligence of the Company, its agents, representatives, or subcontractors, in connection with the performance of this Agreement.

- 13 - IN WITNESS WHEREOF the parties have duly executed this Agreement as of the 20th day of July 2017. TIDAL ROYALTY CORP. Per: STUART WOOLDRIDGE CHIEF EXECUTIVE OFFICER Executive Management Solutions Limited Per: THEO VAN DER LINDE President Theo van der Linde Per: THEO VAN DER LINDE